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                                                                    Exhibit 99.5

                   GUIDELINES FOR CERTIFICATION OF TAXPAYER
                 IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------------    ---------------------------------------------------------------
                                      Give the                                                        Give the EMPLOYER
For this type of account              SOCIAL SECURITY                For this type of account         IDENTIFICATION
                                      number of--                                                     number of--
-----------------------------------------------------------------    ---------------------------------------------------------------
1. An individual's account            The individual                  9. A valid trust, estate, or    The legal entity (do not
                                                                         pension trust                furnish the identifying
2. Two or more individuals            The actual owner of the                                         number of the personal
   (joint account)                    account or, if combined                                         representative or trustee
                                      funds, any one of the                                           unless the legal entity itself
                                      individuals on the                                              is not designated in the
                                      account (1)                                                     account title) (3)

3. Husband and wife                   The actual owner of the        10. Corporate account            The corporation
   (joint account)                    account or, if joint funds,
                                      either person (1)

4. Custodian account of a             The minor (2)                  11. Religious, charitable, or    The organization
   minor (Uniform Gift to                                                educational organization
   Minors Act)                                                           account

5. Adult and minor (joint             The adult or, if the           12. Partnership account held     The partnership
   account)                           minor is the only                  in the name of the
                                      contributor, the                   business
                                      minor (3)
                                                                     13. Association, club, or other  The organization
6. Account in the name of             The ward, minor, or                tax-exempt organization
   guardian or committee              incompetent person (4)
   for a designated ward,                                            14. A broker or registered       The broker or nominee
   minor, or incompetent                                                 nominee
   person

7. a. The usual revocable             The grantor-trustee (3)        15. Account with the             The public entity
      savings trust account                                              Department of Agriculture
      (grantor is also                                                   in the name of a public
      trustee)                                                           entity (such as a State
   b. So-called trust account         The actual owner (3)               or local government,
      that is not a legal or                                             school district, or
      valid trust under State                                            prison) that receives
      law                                                                agricultural program
                                                                         payments
8. Sole proprietorship account        The owner (5)
-----------------------------------------------------------------    ---------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate, or pension trust.
(4) Circle the ward, minor's or incompetent person's name and furnish such person's social security number.
(5) List the name of the owner.

Note: If no name is circled when there is more than one name, the proper identification number will be considered to be that of the first name listed.

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                   GUIDELINES FOR CERTIFICATION OF TAXPAYER
                 IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9


Obtaining a number
If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for Social Security Number Card or Form SS-4, Application for Employer Identification Number at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under Section 501(A) or an individual retirement plan.

 . The United States or any agency or instrumentality thereof.

 . A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 . An international organization or any agency or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the United
   States or a possession of the United States.

 . A real estate investment trust.

 . A common trust fund operated by a bank under Section 584(a).

 . An exempt charitable remainder trust, or a non-exempt trust described in
   Section 4947(a)(1).

 . An entity registered at all times under the Investment Company Act of 1940.

 . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under Section 1441.

 . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt interest dividends under Section 852).

 . Payments described in Section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under Section 1451.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments--If you fail to properly include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information with Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.